Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders of City Network, Inc. and Subsidiaries

We hereby consent to the reference to our firm under the caption "Experts" and to the use in City Network, Inc.'s Registration Statement on Form SB-2 and related Prospectus of our audit report dated March 7, 2005, relating to the December 31, 2004 financial statements of City Network, Inc.


/s/ Lichter, Yu and Associates
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San Diego, California
February 13, 2007